Exhibit 99.1

FOR IMMEDIATE RELEASE		NYSE:ARI
CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. ANNOUNCES

PRIVATE OFFERING OF COMMON STOCK AND 8.00% FIXED-TO-FLOATING SERIES B

CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

— Company to Receive Gross Proceeds Totaling Approximately $348 Million —

New York, NY, September 21, 2015 – Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE:ARI) today announced the Company completed a private offering of 8,823,529 shares of common stock to an accredited investor (the “Investor”) at a purchase price of $17.00 per share, for total gross proceeds of approximately $150 million. In addition, the Company completed a private offering of 8,000,000 shares of 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) with a liquidation preference of $25.00 per share to the Investor at a purchase price of $24.71 per share, resulting in gross proceeds of approximately $198 million. Combined, the two offerings total approximately $348 million of gross proceeds to the Company.

The Company intends to use the proceeds from the offerings to repay amounts outstanding under the Company’s repurchase facility with JPMorgan Chase Bank, N.A. and the balance, if any, to acquire the Company’s target assets, which include commercial first mortgage loans, subordinate financings, commercial mortgage-backed securities and other commercial real estate-related debt investments, and for general corporate purposes.

The Series B Preferred Stock will pay cumulative cash dividends: (i) from, and including, the original date of issuance of the Series B Preferred Stock to, but excluding, September 20, 2020, at an initial rate of 8.00% per annum of the $25.00 per share liquidation preference; and (ii) from, and including, September 20, 2020, at the rate per annum equal to the greater of (a) 8.00% and (b) a floating rate equal to the 3-month LIBOR rate as calculated on each applicable date of determination plus 6.46% of the $25.00 liquidation preference. Dividends on the Series B Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The first dividend on the Series B Preferred Stock will be paid on January 15, 2016, and will include the partial period ending on October 15, 2015.

The Investor received registration rights relating to the shares of common stock and Series B Preferred Stock purchased in the offering which registration rights require the Company to use its commercially reasonable efforts to file a registration statement for the resale of the shares of common stock and Series B Preferred Stock purchased by the Investor on or before the date that is 180 days after the closing of the offering.

The shares of common stock and Series B Preferred Stock sold pursuant to the offering described in this press release have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, invests in, acquires and manages performing commercial real estate first mortgage loans, subordinate financings, commercial mortgage-backed securities and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $162.5 billion of assets under management at June 30, 2015.

Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

###